UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

     |_|  Preliminary Proxy Statement
     |_| Confidential, for Use of the Commission Only (as permitted by |_| Rule 14a-6(e)(2))
     |_|  Definitive Proxy Statement
     |X|  Definitive Additional Materials
     |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MARVEL ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)  Title of each class of securities to which transaction applies: ______
    2)  Aggregate number of securities to which transaction applies: ______
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
    4)  Proposed maximum aggregate value of transaction: ______
    5)  Total fee paid: ______

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid: ______
    2)  Form, Schedule or Registration Statement No.: ______
    3)  Filing Party: ______
    4)  Date Filed: ______

                            MARVEL ENTERPRISES, INC.
                               10 East 40th Street
                            New York, New York 10016
                               ___________________

                           SUPPLEMENTAL PROXY MATERIAL
                                     for the
                       2002 Annual Meeting of Stockholders
                         to be held on October 15, 2002
                               ___________________

      This supplemental proxy material (this "Supplement"), is being furnished by and on behalf of the Board of Directors of Marvel Enterprises, Inc. (the "Company") as a supplement to the proxy statement (the "Proxy Statement") furnished by and on behalf of the Board of Directors of the Company in connection with the solicitation of proxies to be voted at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on October 15, 2002 at the Grand Hyatt Hotel, Conference Level, Park Avenue at Grand Central, New York, New York, and at any adjournments or postponements thereof. This Supplement was first mailed to stockholders on or about October 9, 2002.

      All capitalized terms used in this Supplement but not defined here have the same meanings as are assigned to them in the Proxy Statement.

      This Supplement reflects the termination of the Stockholders' Agreement on October 4, 2002, as described below, and the corresponding changes to the section of the Proxy Statement captioned "Security Ownership of Certain Beneficial Owners and Management" and updating of that section to a more recent date.

Termination of the Stockholders' Agreement

      The Company and the following stockholders were parties to a Stockholders' Agreement (the "Stockholders' Agreement"), dated as of October 1, 1998:

      o (i) Avi Arad, (ii) Isaac Perlmutter, (iii) Isaac Perlmutter T.A., a Florida trust, (iv) The Laura and Isaac Perlmutter Foundation Inc.,
            (v) Object Trading Corp., and (vi) Zib Inc.;

      o (i) Mark Dickstein, (ii) Dickstein & Company, L.P., (iii) Dickstein Focus Fund L.P., (iv) Dickstein International Limited, (v) Elyssa Dickstein, Jeffrey Schwarz and Alan Cooper as Trustees U/T/A/D 12/27/88, Mark Dickstein, Grantor, (vi) Mark Dickstein and Elyssa Dickstein, as Trustees of the Mark and Elyssa Dickstein Foundation, and (vii) Elyssa Dickstein; and

      o     (i)  The  Chase   Manhattan   Bank,   (ii)  Morgan   Stanley  &  Co.
            Incorporated, and (iii) Whippoorwill Associates, Incorporated, as agent of and/or general partner for certain accounts and funds.

      The Stockholders' Agreement was terminated on October 4, 2002 by the Company and the stockholders of the Company still subject to the Stockholders' Agreement at that time. As a result, the parties to the Stockholders' Agreement are no longer contractually required to vote their shares of the Company's stock in favor of the election to the Board of Directors of each of the two nominees identified in the Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock and Preferred Stock as of October 4, 2002 (based on 36,300,993 shares of Common Stock outstanding on that date), by (i) each person known by us to be the beneficial owner of 5% or more of our outstanding Common Stock or Preferred Stock (based, in part, upon copies of all Schedules 13D and 13G filed with the SEC); (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our executive officers and directors as a group.

      Each share of Preferred Stock is convertible by its holder into 1.039 shares of Common Stock. Under the rules of the SEC, beneficial ownership of Preferred Stock constitutes beneficial ownership of 1.039 shares of Common Stock (the amount into which the shares of Preferred Stock are convertible). Beneficial ownership of Common Stock is shown in the main part of the table and the portion of that beneficial ownership traceable to beneficial ownership of Preferred Stock is set forth in the footnotes.


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



                                                CERTAIN BENEFICIAL OWNERS

                                                                              Shares
                    Five Percent Stockholders, Directors                   Beneficially           Percentage
                           and Executive Officers                              Owned                Owned
                     ----------------------------------                        -----                -----

Morgan Stanley & Co. Incorporated (1).................................       5,098,607              12.8%
     1585 Broadway
     New York, New York 10036
Whippoorwill  Associates,  Incorporated  as  agent  of
and/or  general partner for certain institutions and funds (2)........       2,171,016               5.6%
     11 Martine Avenue
     White Plains, New York 10606
Mark H. Rachesky, M.D. (3)............................................       2,610,062               6.7%
     c/o MHR Fund Management LLC
     40 West 57th Street, 33rd Floor
     New York, New York 10019

Avi Arad (4)..........................................................       5,210,000              13.9%
F. Peter Cuneo (5)....................................................       1,020,214               2.7%
Alan Fine (6).........................................................        509,000                1.4%
Sid Ganis (7) ........................................................        75,000                  *
Shelley F. Greenhaus (8) .............................................        85,000                  *
James F. Halpin (9)...................................................        105,000                 *
Morton E. Handel (10).................................................        136,000                 *
William Jemas, Jr. (11)...............................................        231,667                 *
Allen S. Lipson (12) .................................................        302,667                 *
Lawrence Mittman (13).................................................        85,000                  *
Isaac Perlmutter (14).................................................      24,647,262              48.4%
Richard E. Ungar (15).................................................        230,000                 *
Kenneth P. West.......................................................          - -                   *
All current executive officers and directors as a group
     (13 persons) (16)................................................      32,636,810              59.7%

_________
* Less than 1%.

(1) Morgan Stanley shares dispositive power over these shares (which include shares of Common Stock underlying 3,463,337 shares of Preferred Stock) with its parent, Morgan Stanley Dean Witter & Co.

(2) Whippoorwill may be deemed to beneficially own 2,171,016 shares of Common Stock (which include shares of Common Stock underlying 2,054,862 shares of Preferred Stock) because it has discretionary authority with respect to the investments of, and acts as agent for, the direct holders of the shares. Whippoorwill disclaims any beneficial ownership of Common Stock or Preferred Stock except to the extent of Whippoorwill's pecuniary interest in that stock, if any.

(3) Pursuant to a Schedule 13G filed on November 12, 1999, by (i) MHR Institutional Partners LP, a Delaware limited partnership ("Institutional Partners"); (ii) MHRM Partners LP, a Delaware limited partnership
      ("MHRM"); (iii) MHR Capital Partners LP, a Delaware limited partnership ("Capital Partners"); (iv) MHR Institutional Advisors LLC, a Delaware limited liability company ("Institutional Advisors") and the general partner of Institutional Partners and MHRM; (v) MHR Advisors LLC, a Delaware limited liability company ("Advisors") and the general partner of Capital Partners; and (vi) Mark H. Rachesky, M.D., the managing member of Institutional Advisors and Advisors, each having an office at 40 West 57th Street, 33rd Floor, New York, NY 10019. After giving effect to stock dividends paid to holders of Preferred Stock, figures include shares of Common Stock underlying 2,434,102 shares of Preferred Stock.

(4) Figures include 1,060,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(5) Figures include 1,000,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(6) Figures include 509,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(7) Figures include 65,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(8) Figures include 65,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable. Does not include shares held by various institutions and funds with respect to whose investments Whippoorwill has discretionary authority and for which Whippoorwill acts as agent. Mr. Greenhaus is the president and managing director of Whippoorwill. Mr. Greenhaus disclaims beneficial ownership of the shares of Common Stock and Preferred Stock owned by discretionary accounts managed by Whippoorwill as set forth above except to the extent of his pecuniary interest in that stock, if any.

(9) Figures include 85,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(10) Figures include 115,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(11) Figures include 231,667 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(12) Figures include 296,667 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable, or become exercisable within 60 days.

(13) Figures include 65,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable

(14)  Figures include the following, all of which are immediately exercisable:
      (i) 30,000 shares of Common Stock subject to stock options granted to Mr. Perlmutter pursuant to the Stock Incentive Plan; (ii) options to purchase 3,950,000 shares of our Common Stock granted pursuant to the Stock Incentive Plan and the Employment Agreement between us and Mr. Perlmutter dated as of November 30, 2001; and (iii) warrants to purchase 4,603,309 shares of our Common Stock pursuant to the Warrant Agreement between us and Mr. Perlmutter dated as of November 30, 2001. Other shares over which Mr. Perlmutter may be deemed to have beneficial ownership are directly held as follows:



                   Holder                   Common Shares   Preferred Shares
                   ------                   -------------   ----------------
          Zib Inc.                           9,256,000            --
          The Laura and Isaac  Perlmutter     250,000             --
           Foundation Inc.
          Object Trading Corp.                 33,500         4,794,929
          Classic Heroes, Inc.                   --             317,056
          Biobright Corporation                  --             317,056
          Tangible Media, Inc.                400,000             --
          Isaac Perlmutter T.A.                49,000           399,114
          Isaac Perlmutter                     20,000             --

      The sole stockholder of Zib Inc., a Delaware corporation, is Isaac Perlmutter T.A., a Florida trust (the "Perlmutter Trust"). Mr. Perlmutter is a trustee and the sole beneficiary of the Perlmutter Trust, and may revoke it at any time. Mr. Perlmutter is a director and the president of the Laura and Isaac Perlmutter Foundation Inc., a Florida not-for-profit corporation. Mr. Perlmutter is the sole stockholder of (i) Object Trading Corp., a Delaware corporation, (ii) Classic Heroes, Inc., a Delaware corporation, (iii) Biobright Corporation, a Delaware corporation, and (iv) Tangible Media, Inc., a Delaware corporation. Mr. Perlmutter may be deemed to possess (i) the power to vote and dispose of the shares of Capital Stock directly held by Zib Inc., Object Trading Corp., Classic Heroes, Inc., Biobright Corporation, Tangible Media, Inc. and the Perlmutter Trust, and (ii) the power to direct the vote and disposition of the shares of Capital Stock directly held by the Laura and Isaac Perlmutter Foundation Inc.

(15) Figures include 230,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable, or become exercisable within 60 days.

(16) Figures include 7,702,334 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.


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